                                                                     EXHIBIT 3.3



                    FIRST AMENDMENT TO AMENDED AND RESTATED
                      AGREEMENT OF LIMITED PARTNERSHIP OF
                     CHARTER COMMUNICATIONS SOUTHEAST, L.P.


                 This First Amendment ("First Amendment") to that certain Amended and Restated Agreement of Limited Partnership of Charter Communications Southeast, L.P., a Delaware limited partnership (the "Partnership"), dated as of March 28, 1996 (the "Partnership Agreement") by and between Charter Communications Southeast Properties, Inc., a Delaware corporation ("Southeast Properties"), and Charter Communications Southeast Holdings, L.P., a Delaware limited partnership ("Charter Holdings"), is made as of the 28th day of February, 1997, by and between Southeast Properties and Charter Holdings.

                                    RECITALS

                 WHEREAS, pursuant to that certain Contribution Agreement (the "Contribution Agreement"), dated as of February 28, 1997, by and among Charter Communications, Inc., CharterComm II, Inc., CharterComm II, L.L.C., CharterComm Holdings, L.P., Charter Holdings, the Partnership, Charter Communications II, L.P. and Charter Communications, L.P., Charter Holdings contributed $30,000,000, certain cable television systems which serve areas in and around Stockbridge, Georgia (the "BiJo System") and certain promissory notes in the aggregate principal amount of $3.08 million held by BiJo Cablevision, Inc. (the "BiJo Notes") to the Partnership;

                 WHEREAS, pursuant to the Contribution Agreement, the Partnership contributed $25,000,000, the BiJo System and the BiJo Notes to Charter Communications II, L.P. and $5,000,000 to Charter Communications, L.P.; and

                 WHEREAS, the parties hereto desire to amend the Partnership Agreement to provide for the foregoing transactions.

                 NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, intending legally to be bound, do hereby agree as follows:
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1.       Amendment of Partnership Agreement.

                 A. Schedule A to the Partnership Agreement is hereby deleted and replaced in its entirety with Schedule A-1 attached hereto. For such purpose, the parties hereto waive compliance with Section 4.03(D) of the Partnership Agreement.

                 B. Section 4.01(C) of the Partnership Agreement is hereby deleted in its entirety.

2.       General.

                 A. Ratification. Except as amended by this First Amendment, all the terms and provisions of the Partnership Agreement are hereby ratified and reaffirmed in all respects.

                 B. Successors. This First Amendment shall be binding on the parties hereto and their successors and assigns.

                 C. Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument."


                 [Remainder of page intentionally left blank.]



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                 IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.


                                        GENERAL PARTNER:

                                        CHARTER COMMUNICATIONS
                                        SOUTHEAST PROPERTIES, INC.


                                        By: ___________________________________
                                            Name:
                                            Title:


                                        LIMITED PARTNER:

                                        CHARTER COMMUNICATIONS
                                        SOUTHEAST HOLDINGS, L.P.

                                        By:  Charter Communications Holdings
                                             Properties, Inc., its General
                                             Partner


                                        By: ___________________________________
                                            Name:
                                            Title:





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                                                                    Schedule A-1

                    LIMITED PARTNERS' CAPITAL CONTRIBUTIONS
                             AND PARTNERSHIP UNITS

                             Capital Contributions



                                      Initial                             2/28/97        Number of LP      Total Number
                                      Capital          Number of LP       Capital       Units Acquired      of LP Units
   Name of Limited Partner         Contributions      Units Acquired    Contribution      on 2/28/97         Acquired
   -----------------------         -------------      --------------    ------------      ----------         --------
Charter Communications
Southeast Holdings, L.P.           $151,335,545         1,513.35545     $33,670,000         336.70000        1850.05000

Address:
c/o Charter Communications, Inc.
12444 Powerscourt Drive
Suite 400
St. Louis, Missouri  63131





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